EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
(AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

     Pursuant to 18 U.S.C. §1350, the undersigned Chief Executive Officer of Avnet, Inc. (the “Company”) hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended April 3, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 18, 2004

/s/ Roy Vallee Roy Vallee
Chief Executive Officer

     The foregoing certification is being furnished pursuant to 18 U.S.C. §1350 and Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.